EXHIBIT 99.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER OF
DATASTREAM SYSTEMS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Datastream Systems, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Larry G. Blackwell, President and Chief Executive Officer of the Company, and C. Alex Estevez, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LARRY G. BLACKWELL	/s/ C. ALEX ESTEVEZ

Larry G. Blackwell President and Chief Executive Officer Datastream Systems, Inc. March 27, 2003	C. Alex Estevez Chief Financial Officer Datastream Systems, Inc. March 27, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.